Exhibit

10.22 Letter of voluntary resignation of John R. Geisel as Chief Executive Officer effective as of January 15, 2003 (12)

                                                               John R. Geisel
                                                               10 Depot Road
                                                               Boxford, MA 01921

Daniel M. Mulvena
Chairman of the Board of Directors
Magna-Lab Inc.
6800 Jericho Turnpike, Suite 120W
Syosset, NY 11791

Dear Dan:

I hereby resign my position as Chief Executive Officer of Magna-Lab Inc. and voluntarily terminate my employment with Magna-Lab Inc. (the "Company"), effective January 15, 2003.

You have confirmed that as of that date, the Company is indebted to me for deferred salary during the period September 1, 2003 to January 15, 2003 of $30,000. The Company has agreed to pay such compensation upon the successful closing of a financial or strategic transaction of significant amount or upon the winding up of the Company's affairs to the extent that sufficient resources exist.

In consideration of my resignation and of my entering into a separate agreement to provide consulting services to the Company, the Company has agreed to waive the non-competition provisions set forth in Section 4 of the Employment Agreement between me and the Company dated as of January 1, 2001; and to reimburse me for the cost of family Medical Insurance for a period of one year. (January 16, 2003 - January 15, 2004) (Said reimbursement shall be made by four quarterly payments in advance of $3,000.00, the first two payments of which are to be paid upon delivery of this letter and the separate agreement to provide consulting services to the Company). I have also agreed to forsake all bonus compensation for the fiscal years ending 2/28/02 and 2/28/03.

Sincerely,


/s/ John R. Geisel
-----------------------------
John R. Geisel

Agreed and Accepted:
Magna-Lab Inc.


/s/ Daniel M. Mulvena
-----------------------------
Daniel M. Mulvena, Chairman

Dated as of January 15, 2003.